As filed with the United States Securities and Exchange Commission on October 25, 2021

under the Securities Act of 1933, as amended.

No. 333-254633

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Swiftmerge Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1582153
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2710 Rosebery Avenue

West Vancouver, BC V7V3A2

(604) 445-2780

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Bremner

Chief Executive Officer

2710 Rosebery Avenue

West Vancouver, BC V7V3A2

(604) 445-2780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C. Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Tel: (713) 836-3600	Derek J. Dostal Pedro J. Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant (2)	23,000,000 units	$10.00	$230,000,000	$21,321
Class A ordinary shares included as part of the units (3)	23,000,000 shares	—	—	— (4)
Redeemable warrants included as part of the units (3)	11,500,000 warrants	—	—	— (4)
Total			$230,000,000	$21,321(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Swiftmerge Acquisition Corp. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-254633) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibit index to the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

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Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association.*

3.2	Form of Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Kirkland & Ellis LLP.*

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant.*

10.1	Form of Letter Agreement among the Registrant, Swiftmerge Holdings, LP and each of the officers, directors and advisory board members of the Registrant.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Registration and Shareholder Rights Agreement among the Registrant, Swiftmerge Holdings, LP and the Holders signatory thereto.*

10.4	Form of Private Placement Warrants Purchase Agreement among the Registrant and Swiftmerge Holdings, LP.*

10.5	Form of Private Placement Warrants Purchase Agreement among the Registrant and the Anchor Investors.*

10.6	Form of Indemnity Agreement.*

10.7	Amended and Restated Promissory Note issued to Swiftmerge Holdings, LP.*

10.8	Securities Subscription Agreement between Swiftmerge Holdings, LP and the Registrant.*

10.9	Form of Administrative Services Agreement between the Registrant and Swiftmerge Holdings, LP.*

10.10	Surrender of Shares and Amendment No. 1 to Securities Subscription Agreement.*

10.11	Form of Investment Agreement by and among the Registrant, Swiftmerge Holdings, LP and the Anchor Investors.

10.12	Form of Securities Subscription Agreement between the Anchor Investors and the Registrant.*

23.1	Consent of Marcum LLP.*

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).*

24.1	Power of Attorney.*

99.1	Consent of Director Nominee (John “Sam” Bremner)*

99.2	Consent of Director Nominee (General (Ret.) Wesley K. Clark)*

99.3	Consent of Director Nominee (Brett Conrad)*

99.4	Consent of Director Nominee (Dr. Leonard Makowka)*

99.5	Consent of Director Nominee (Dr. Courtney Lyder)*

99.6	Consent of Director Nominee (Sarah Boatman)*

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 25th day of October, 2021.

SWIFTMERGE ACQUISITION CORP.

By:	/s/ John Bremner
Name:	John Bremner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ George Jones George Jones	Chairman of the Board	October 25, 2021

/s/ John Bremner John Bremner	Chief Executive Officer (Principal Executive Officer)	October 25, 2021

/s/ Christopher J. Munyan Christopher J. Munyan	Chief Financial Officer (Principal Financial and Accounting Officer)	October 25, 2021

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